Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Post Effective Amendment to Registration Statement No. 333-156532 on Form S-1 of our report dated March 23, 2009, relating to the consolidated financial statements of PolyMedix, Inc., appearing in the Annual Report on Form 10-K of PolyMedix, Inc. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 22, 2009